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                                  EXHIBIT 21


                         SUBSIDIARIES OF THE COMPANY

              LISTED BELOW ARE THE WHOLLY-OWNED SUBSIDIARIES OF
                         TRANSTECHNOLOGY CORPORATION

                                                    Jurisdiction of
                Subsidiary                           Incorporation
                ---------                           ---------------

TTERUSA, Inc.                                            New Jersey

TT Connecticut Corporation                              Connecticut

Rancho TransTechnology Corporation                       California

Retainers, Inc.                                          New Jersey

TransTechnology Germany Beteiligungsgesellschaft mbH        Germany

TTC Germany GmbH & Co. OHG                                  Germany

SSP Industries                                           California

SSP International Sales, Inc.                            California

TT Minnesota Corporation                                  Minnesota

TransTechnology Australasia Pty. Ltd.                     Australia

TransTechnology International Corporation            Virgin Islands

TransTechnology International Corporation                  Delaware

TransTechnology Germany GmbH                                Germany